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                                                                   EXHIBIT 10.20

                      RAGEN MACKENZIE GROUP INCORPORATED

                       EXECUTIVE PERFORMANCE BONUS PLAN

1.   ESTABLISHMENT OF PLAN

     Ragen MacKenzie Group Incorporated (the "Company"), established this Executive Performance Bonus Plan (the "Plan") effective as of June 17, 1998 (the "Plan"), to provide a financial incentive for senior executives of the Company to advance the growth and prosperity of the Company.

2.   ELIGIBILITY

     The members of the Company's Executive Committee, consisting of the Company's senior executive officers, shall be eligible to participate in the Plan.

3.   PERFORMANCE AWARD

     Award amounts will be based on a performance award pool (the "Award Pool") that, for any fiscal year (a "Plan Year"), shall equal the combined percentages of adjusted pretax net income of the Company for that Plan Year before providing for incentive compensation and extraordinary items, as reported in the Company's financial statements ("Pool Income"), as set forth below:

          POOL INCOME             PERCENTAGE   ALLOCATION OF AWARD POOL
--------------------------------  ----------   ------------------------
in excess of $8 million to $10       10%
 million                                              $200,000

in excess of $10 million to $20       9%
 million                                              $900,000

in excess of $20 million to $30       8%
 million                                              $800,000

in excess of $30 million              7%              7% of excess
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4.   PERFORMANCE AWARDS

     (a) ELIGIBILITY. The plan administrator shall designate those employees of the Company who are eligible to participate in the Plan during the current Plan Year. The Committee may establish criteria that it deems appropriate for awards under the Plan, which may or may not be tied to pretax operating income of the Company. A list of the participants shall be attached to a copy of the minutes of the plan administrator meeting and shall include each participant's name, maximum percentage share of the Award Pool, and objectives for the Plan Year.

     (b) AMOUNT OF AWARD. Each eligible employee shall be entitled to an amount equal to his or her maximum percentage share of the Award Pool, subject to an adjustment to reflect (i) satisfaction of any performance goals or any other conditions or terms that the Committee shall establish and (ii) the recommendation of the CEO and President, subject to the approval of the Compensation Committee in its sole discretion. Notwithstanding the foregoing, the maximum percentage share for an eligible employee may in no event exceed 50% of the Award Pool. The Award Pool need not be fully allocated in any Plan Year. Unallocated portions shall not be available for future Plan Years.

     (c) TIME OF PAYMENT. Awards shall be payable to each eligible employee within as soon as practicable after release of the audited financial statements of the Company.

5.   METHOD OF PAYMENT

     Awards shall be payable by check in lump sum. All such payments shall be subject to withholding for income, social security or other such payroll taxes as may be appropriate.

6.   ADMINISTRATION

     This Plan shall be administered by the Compensation Committee of the Board. The decisions of the Compensation Committee in interpreting and applying the Plan shall be final.

7.   MISCELLANEOUS

     (a) EMPLOYMENT RIGHTS. The adoption and maintenance of the Plan is not an employment agreement between the Company and any employee. Nothing herein contained shall be deemed to give any employee the right to be retained in the employ

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of the Company nor to interfere with the right of the Company to discharge of any employee's right to terminate his or her employment at any time.

     (b) AMENDMENT AND TERMINATION. The Board of Directors or the Committee may at any time, without the consent of any employee or beneficiary, amend, suspend or terminate the Plan and the terms and conditions for any award thereunder that has not been paid. No award may be granted under the Plan during any period of suspension or after termination of the Plan.

     (c) CONSTRUCTION. The headings and subheadings of the Plan have been inserted for convenience for reference only and are to be ignored in any construction of the provisions hereof. The invalidity or unenforceability of any provision hereunder shall not affect the validity or enforceability of the balance hereof. The Plan represents the entire understanding by the Company concerning its subject matter and supersedes all prior undertakings with respect thereto. No provision hereof may be waived or discharged except by a written document signed by a duly authorized representative of the Company.

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